AMENDMENT NO. 1
TO THE
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into this 10th day of August, 2017, between Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”) and Glen N. Godwin (the “Executive”).
WHEREAS, the parties have previously entered into an Employment Agreement, dated September 11, 2014 (the “Agreement”); and

WHEREAS, the parties desire to amend certain terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Section 1.1 is hereby amended so that the Term of the Agreement shall expire on November 10, 2017.

2.	Section 1.2 is hereby deleted in its entirety and replaced with the following:
During the Term, the Executive will serve as the Company’s Chief Executive Officer and will be primarily responsible for overseeing the implementation of the Company’s business strategy and such other duties, commensurate with his position and authority, as are reasonably determined, from time to time, by the Company’s Board of Directors (the “Board”). The Executive shall report to the Board and shall devote his full business time and effort to the performance of his duties hereunder and will render his services at the Company’s offices in Birmingham, Alabama (“Work Location”), except that the Executive agrees to travel from time to time to the extent required for the performance of his duties.

3.	The first paragraph of Section 3.1(b) is hereby deleted in its entirety and replaced with the following:
Cause. The Company may terminate this Agreement and the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (i) any act of material insubordination on the part of the Executive; (ii) the engaging by the Executive in misconduct, including but not limited to, any type of sexual harassment which is materially and demonstrably injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise; (iii) any conviction of, or plea of guilty or nolo contendere to, the Executive with respect to a felony (other than a traffic violation); (iv) the commission (or attempted commission) of any act of fraud or dishonesty by the Executive which is materially detrimental to the business or reputation of the Company or any of its divisions, subsidiaries or affiliates; (v) the engaging by the Executive in an act or series of acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of The Sarbanes Oxley Act of 2002; (vi) the Executive’s breach of any of the covenants set forth in Article IV of this Agreement; or (vii) the Executive’s refusal to follow reasonable and lawful directives of the Board of Directors without a valid reason for such refusal. The right of the Company to terminate this Agreement for “Cause” shall be distinct from and shall not limit any remedies available under law to the Company for a material breach by the Executive of his obligations under this Agreement (“Material Breach”).

4.	Section 5.7 is hereby deleted in its entirety and replaced with the following:
Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board of Directors and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may, with the approval of the Board of Directors, waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

5.	The parties agree that, except as amended hereby, all of the other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Infinity Property And Casualty Corporation: By: /s/ James R. Gober Name: James R. Gober Title: Executive Chairman	Executive: /s/ Glen N. Godwin Glen N. Godwin